Exhibit 10.5

Share Equity Pledge Agreement

BETWEEN

Nanjing Kangjiafu Investment Consulting Co., Ltd.

AND

LIAO YAZHONG

ZHANG ZHANGMEI

QU HUIWEN

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD.

JANUARY 2014

WUXI, CHINA

Share Equity Pledge Agreement

This Agreement is executed by the following Parties on January 17, 2014, in Wuxi:

Pledgeors (hereinafter collectively referred to as “Party A”):

1	Liao Yazhong, a citizen of the People’s Republic of China (the “PRC”) with Identity Card number of 51060219660804649X, owns 60.004% of the share equity of Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd.;
2	Zhang Zhangmei, a citizen of PRC with Identity Card number of 330623196310170189, owns 27.498% of the share equity of Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd.;
3	Qu Huiwen, a citizen of PRC with Identity Card number of 510602196811076491, owns 12.498% of the share equity of Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd.;

and

Pledgee (hereinafter referred to as “Party B”): Nanjing Kangjiafu Investment Consulting Co., Ltd., a wholly foreign-owned enterprise registered in PRC, the registration number of its legal and valid Business License is 320121400001548 and the legal registered address is Room 102, Unit 19, Nanjing Fenghuang Gang Business and Trade Recreational Zone, No.1680 Shuanglong Road, Moling Street, Jiangning District (Jiangning Development Area), Nanjing.

Party C: Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd., the registration number of its legal and valid Business License is 320211000171509 and the legal registered address is 25th floor, No.567-No.569 Jianzhu Xi Road, Wuxi.

In this Agreement, Party A, Party B and Party C are called collectively as the “Parties” and each of them is called as the “Party”.

Whereas:

1.	Party A consists of all of the shareholders of Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd. (hereinafter referred to as “Opco”), who legally hold all of the share equity of Opco.

2.	Party B is a wholly foreign-owned enterprise incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China, the registration number of its legal and valid Business License is 320121400001548 and the legal registered address is Room 102, Unit 19, Nanjing Fenghuang Gang Business and Trade Recreational Zone, No.1680 Shuanglong Road, Moling Street, Jiangning District (Jiangning Development Area), Nanjing.

2

3.	Opco is an enterprise incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China, the registration number of its legal and valid Business License is 320211000171509 and the legal registered address is 25th floor, No.567-No.569 Jianzhu Xi Road, Wuxi.

4.	Party B intends to acquire all of the share equity or assets of Opco. Prior to the completion of such acquisition, Party A agrees to entrust the management and operation of Opco to Party B and to sell part of operating assets of Opco to Party B. In order to protect the interests of Party B, Party A agrees to pledge the 100% of the share equity of Opco they own to Party B.

5.	Party B accepts the pledge of the share equity by Party A.

Therefore, in accordance with applicable laws and regulations of the PRC, the Parties hereto reach the Agreement through friendly negotiation on the principle of equality and mutual benefit and abide by.

Article 1 Guaranteed Obligations

The share equity is being pledged to guarantee all of the rights and interests Party B is entitled to under all of the following listed agreements by and among Party A, Party B and Party C:

(a) Entrusted Management Agreement, by and between Party A, Opco and Party B on January 17, 2014, in Wuxi;

(b) Exclusive Option Agreement by and among Party A, Opco and Party B on January 17, 2014, in Wuxi;

(c) Shareholders’ Voting Proxy Agreement, by and between Party A and Party B on January 17, 2014, in Wuxi; and

(d) Exclusive Technology Service Agreement, by and between Party B and Opco on January 17, 2014, in Wuxi.

Article 2 Pledged Properties

Party A pledges, by way of first priority pledge, all of its rights, title and interest, in, to and under all or any part of:

3

(a)	100% of the share equity in Opco;
(b)	100% of the registered capital (“Registered Capital”) of Opco;
(c)	all investment certificates and other documents in respect of the Registered Capital of Opco;
(d)	all money, dividends, interest and benefits at any time arising in respect of all the share equity and Registered Capital of Opco; and
(e)	all voting rights and all other rights and benefits attaching to or accruing to the share equity or the Registered Capital of Opco to Party B.

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party B is entitled to in accordance with all the agreements signed by and among Party A and Party B.

Article 4 Pledge Procedure and Registration

Party A shall be responsible for, and Opco shall assist Party A in processing the registration procedures with Administration for Industry and Commerce concerning the pledged share equity and shall ensure that all other approval(s) from or registration with relevant PRC authorities is granted or duly secured as soon as possible.

Article 5 Transfer of Pledged Share Equity

Party A shall not transfer any of the pledged share equity without the prior written consent of Party B during the term of this Agreement.

Article 6 Representations and Warranties

6.1 Pledgeors hereby represent and warrant to the Pledgee that:

(a)	have all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder;
(b)	this Agreement constitutes its legal, valid and binding obligations which are enforceable pursuant to the terms of this Agreement;
(c)	Pledgeors are and will, at all times, during the term of this Agreement, be the lawful and beneficial owners of the Pledged Share Equity free from pledge or other encumbrances (other than the Pledge created by this Agreement);
(d)	Pledgeors are legally registered shareholders of Opco and have paid up all the amount of the registered capital of Opco.

6.2 Opco hereby represents and warrants to the Pledgee that:

4

(a)	it is duly incorporated and validly existing under the laws of the PRC;
(b)	it has and will at all times have the necessary power, and has obtained the necessary approvals and authorizations, to enable it to enter into and perform its obligations under this Agreement;
(c)	its entry into and performance of this Agreement do not and will not violate any applicable laws, its articles of association or any agreement or document binding it or its assets; and
(d)	this Agreement constitutes its legal, valid and binding obligations which are enforceable pursuant to the terms of this agreement.

Article 7 Covenants

7.1 Pledgeors further undertake that they shall:

(a)	at no time during the term of this Agreement, except with the prior written consent of the Pledgee, transfer, sell, pledge (other than the pledge created under this Agreement), encumber or otherwise dispose of the Pledged Share Equity;
(b)	notify the Pledgee immediately of any event that may affect the title of the Pledgeor in relation to the whole or any part of the Pledged Share Equity under this Agreement;

7.2 Opco further undertakes that it shall:

(a)	assist the Pledgeor with the completion of this share equity pledge and all subsequent process required by applicable laws and its articles and association;
(b)	enter into any transaction which may materially affect its assets, liability, operation, shareholders’ share equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed upon by Party B in writing).

Article 8 Effectiveness, Modification and Termination

8.1 This Agreement shall go into effect when it is signed by the authorized representatives of the Parties with seals affixed;

8.2 Upon the effectiveness of this Agreement and unless otherwise agreed upon by the Parties hereto, neither Party may modify or terminate this Agreement. Any modification or termination shall be in writing after both Parties’ consultations. The provisions of this Agreement remain binding on the Parties prior to any written agreement on modification or termination.

5

Article 9 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws and regulations of PRC.

Article 10 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed as breach of this Agreement and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 11 Settlement of Dispute

The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to Shanghai International Economic and Trade Arbitration Commission (the “SHIAC”) in Shanghai in accordance with its rules then in effect. The arbitration shall take place in Shanghai. The arbitration award shall be final, conclusive and binding upon both parties.

Article 12 Severability

12.1 Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

12.2 In the event of the foregoing paragraph, the Parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 13 Miscellaneous

13.1 The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

13.2 The Agreement shall be executed in Seven (7) copies, both in Chinese and English. Each party holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force, and both the English version and Chinese version shall have the same effect.

6

IN WITNESS HEREOF, the Parties hereto have executed this Agreement on the date described in the first page.

Party A:

Liao Yazhong

(Signature) : /s/ Liao Yazhong

Zhang Zhangmei

(Signature) : /s/ Zhang Zhangmei

Qu Huiwen

(Signature) : /s/ Qu Huiwen

Party B: Nanjing Kangjiafu Investment Consulting Co., Ltd.

(Seal)

Authorized representative:

(Signature): /s/ Liao Yazhong

Party C: Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd.

(Seal)

Authorized representative:

(Signature): /s/ Liao Yazhong

7